EXHIBIT 4.1

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Number                   Incorporated Under the Laws of                   Shares

                                     Florida
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                            SFBC INTERNATIONAL, INC..

This Certifies that _____________________________________________________ is the
registered Holder of __________________________________ Shares of the Capital Stock of

                            SFBC INTERNATIONAL, INC..

fully-paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereto affixed this _______________ day of _________________________ A.D. 19___.


________________________________         _______________________________________
       Secretary                                         President

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